UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2016

Norwood Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(570) 253-1455

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

NORWOOD FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01.  Completion of Acquisition or Disposition of Assets

On July 31, 2016, Norwood Financial Corp. (the "Registrant") completed its acquisition of Delaware Bancshares, Inc. ("Delaware")  pursuant to the terms of the Agreement and Plan of Merger, dated March 10, 2016, by and among the Registrant, Wayne Bank, Delaware and the National Bank of Delaware County (the "Merger Agreement").  As of June 30, 2016, Delaware had on a consolidated basis total assets of $378.3 million, total deposits of $327.5 million and total shareholders' equity of $24.1 million.

Pursuant to the terms of the Merger Agreement, Delaware was merged with and into the Registrant, with the Registrant as the surviving corporation of the merger (the "Merger").  At the effective time of the Merger, each outstanding share of the common stock of Delaware was converted into, at the election of the holder but subject to the limitations and allocation and proration provisions set forth in the Merger Agreement, either $16.68 in cash or 0.6221 of a share of the common stock, par value $0.10 per share (the "Common Stock") of the Registrant.  In the aggregate, the merger consideration paid to Delaware shareholders will consist of approximately $3,859,000 in cash and 431,605 shares of Norwood common stock.  Immediately following the Merger, The National Bank of Delaware County was merged with and into Wayne Bank, a wholly-owned subsidiary of the Registrant, with Wayne Bank as the surviving entity.

The following description of the Merger is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 hereto and is incorporated by reference herein and the Registrant's press release, dated August 1, 2016, which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 2.03.  Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Effective on July 31, 2016, the Registrant entered into a First Supplemental Indenture with Wells Fargo Bank, National Association ("Wells Fargo"), as trustee (the "First Supplemental Indenture").  Pursuant to the First Supplemental Indenture, the Registrant has assumed the obligations of Delaware under the Indenture, dated as of October 31, 2007, by and between Delaware, as issuer, and Wells Fargo, as trustee (the "Indenture").  Pursuant to the Indenture, an aggregate of $8.248 million of Junior Subordinated Debt Securities due January 1, 2038 (the "Debt Securities") were issued by Delaware.  In connection with the merger transaction described in Item 2.01 hereof, the Registrant assumed Delaware's obligations with respect to the Junior Subordinated Debt Securities.

The Debt Securities were issued in connection with a private placement completed on October 31, 2007 of $8.0 million of trust preferred securities issued through the Delaware Bancshares Capital Trust I (the "Trust").  In connection with this issuance, Delaware entered into the Amended and Restated Declaration of Trust, dated October 31, 2007, pursuant to which the trust preferred securities were issued.  The trust preferred securities require quarterly distributions and bear interest at a variable rate equal to LIBOR plus 2.4% per annum.  The trust preferred securities mature on January 1, 2038 and are redeemable, in whole or in part, without penalty, on or after January 1, 2013 and on any January 1, April 1, July 1 or October 1 thereafter.

The proceeds from the initial sale of the trust preferred securities on October 31, 2007 were used by the Trust to purchase the Debt Securities.  The Debt Securities bear interest at a variable rate which resets quarterly at LIBOR plus 2.4%, and are redeemable, in whole or in part, without penalty, at the option of the

Registrant, beginning on January 1, 2013 and on any January 1, April 1, July 1 or October 1 thereafter.  The interest payments on the Debt Securities made by the Registrant will be used to pay the quarterly distributions payable by the Trust to the holders of the trust preferred securities.

Item 8.01.  Other Events

On August 1, 2016, the Registrant issued a press release with respect to the consummation of the Merger, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are filed with this report.

Number	Description

2.1
Agreement and Plan of Merger dated, as of March 10, 2016 by and among Norwood Financial Corp., Wayne Bank,
Delaware Bancshares, Inc. and The National Bank of Delaware County (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the Commission on March 10, 2016).

4.1	Amended and Restated Declaration of Trust, dated as of October 31, 2007 *
4.2	Indenture, dated October 31, 2007, between Wells Fargo Bank, National Association, as trustee, and Delaware Bancshares, Inc. *
4.3	First Supplemental Indenture, dated as of July 31, 2016, by and between Wells Fargo Bank, National Association, as Trustee, and Norwood Financial Corp. *
99.1	Press Release, August 1, 2016

*	Not filed in accordance with the provisions of Item 601(b)(4)(iii)(A) of Regulation S-K. The Registrant undertakes to provide a copy of this document to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP.

Date:	August 1, 2016	By:	/s/ Lewis J. Critelli
Lewis J. Critelli
President and Chief Executive Officer
(Duly Authorized Representative)